UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2014

NCR CORPORATION
(Exact Name of Registrant Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-00395 (Commission File Number)	31-0387920 (I.R.S. Employer Identification No.)

3097 Satellite Boulevard
Duluth, GA 30096
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 8.01.   Other Events.

On September 30, 2014, NCR entered into a Funding Agreement with Appvion, Inc. (f/k/a Appleton Papers, Inc.), Windward Prospects, Ltd., B.A.T. Industries, p.l.c., and BTI 2014 LLC (a subsidiary of B.A.T.) with respect to the Fox River and certain future sites.  Under the Funding Agreement, NCR received an aggregate of $93,080,998.35 from BAT, Windward and Appvion on September 30, 2014 towards Fox River Costs incurred by NCR from April 2012 through October 1, 2014. These funds will be used towards satisfying a receivable to NCR from Appvion under the 1998 Confidential Settlement Agreement between NCR, B.A.T. and Appvion.  NCR and Appvion have agreed to instruct the American Arbitration Association not to release the pending decision in the arbitration between NCR and Appvion relating to disputes about Appvion’s liability under the 1998 Confidential Settlement Agreement during the term of the Funding Agreement, except as specifically provided in the Funding Agreement.

Under the Funding Agreement, NCR will also receive fifty percent of Fox River Costs (as defined in the Funding Agreement) paid or incurred after October 1, 2014.  The parties to the Funding Agreement have agreed, among other things, to vigorously pursue reasonable and viable claims they may have against third parties related to the Fox River and/or future sites and to use recoveries as described in the Funding Agreement.  Depending upon, among other things, the amounts of such recoveries, NCR may also receive additional payments (in excess of the fifty percent described above) related to Fox River Costs incurred from April 2012 to the end of site remediation at the Fox River under the Funding Agreement.  In addition, the parties have agreed that any surplus of recoveries from third parties following the end of site remediation at the Fox River will be used to fund sixty percent of NCR’s costs at certain future sites (as defined in the Funding Agreement), if any.

The 1998 Confidential Settlement Agreement remains in effect.

NCR is pleased to have reached agreement with Appvion, Windward, B.A.T. and BTI 2014 LLC. The Funding Agreement provides predictability as between the parties with respect to the funding at the Fox River and allows all of them to focus on maximizing recoveries from third parties.

NCR took a leadership position in cleaning up the Fox River and believes that it has already done more than its fair share of the work.  NCR has consistently advocated that a reasonable remediation project shared in by all responsible parties should be the goal of the regulatory authorities.  It is now time for others to participate in the cleanup and to reimburse NCR for costs paid in excess of its divisible share.  With the recent rulings in the Seventh Circuit Court of Appeals in NCR’s favor, NCR plans to vigorously pursue these goals.

Note to Investors - This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as “ “expect,” “believe,” “intend,” and “pursue” and other similar expressions or future or conditional verbs such as “will,” “should,” “may,” “would” and “could”. They include statements about NCR’s expectations with respect to reimbursement of past and future remediation costs associated with certain environmental matters and the impact of recent decisions in pending environmental litigation.  Forward-looking statements are based on management’s current beliefs, expectations and assumptions, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control.

Forward-looking statements are not guarantees of future performance, and there are a number of factors, risks and uncertainties that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. Factors that may cause future results to differ include actions taken by other parties, the regulators and the courts in response to the Seventh Circuit decisions on September 25, 2014, other matters relating to environmental exposures from our historical and ongoing manufacturing activities and other factors detailed in the Company’s 2013 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 27, 2014. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is attached with this current report on Form 8-K

Exhibit No.	Description

99.1	Press Release issued by the Company, dated October 1, 2014.

NCR Corporation

Date: October 1, 2014	By:	/s/ Jennifer M. Daniels
Name: Jennifer M. Daniels
Title: Senior Vice President, General Counsel and Secretary